UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 8, 2013, Spectrum Brands, Inc., a Delaware corporation (“SBI”), completed the previously announced acquisition by SBI of certain assets of Tong Lung Metal Industry Co. Ltd. (“Tong Lung”), a Taiwan corporation involved in the manufacture of residential and commercial locksets and related hardware.  The acquisition involves the Tong Lung name, a major residential lockset manufacturing plant in Subic Bay, Philippines, and sales, R&D, and engineering operations for tooling and new product development in Taiwan.  The acquisition of Tong Lung was accomplished pursuant to the previously disclosed Acquisition Agreement dated as of October 8, 2012 (the “Acquisition Agreement”) between Stanley Black & Decker, Inc. and SBI in connection with SBI’s purchase of the Hardware & Home Improvement Group (“HHI”) of Stanley Black & Decker, Inc.  A total of $100 million of the $1.4 billion HHI purchase price had been held in escrow until the closing of the Tong Lung portion of the HHI acquisition.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Acquisition Agreement attached as Exhibit 2.1 to SBI’s Current Report on Form 8-K filed on October 12, 2012, which is incorporated herein by reference.

The press release announcing the closing of the Tong Lung acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

2.1
Acquisition Agreement dated October 8, 2012 by and between Spectrum Brands, Inc. and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands, Inc. on October 12, 2012)

99.1	Press Release dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS, INC.
Date: April 12, 2013

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Acquisition Agreement dated October 8, 2012 by and between Spectrum Brands, Inc. and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands, Inc. on October 12, 2012)

99.1	Press Release dated April 8, 2013